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                                                                    EXHIBIT 99.5


                          HILLENBRAND INDUSTRIES, INC.

                                 (THE "COMPANY")

                             AUDIT COMMITTEE CHARTER

            (As approved by Board of Directors on September 4, 2002)

MISSION STATEMENT

The Audit Committee ("Committee") shall assist the Board of Directors of the Company ("Board") in fulfilling its oversight responsibilities regarding financial reports and financial controls of the Company. In discharging that role, the Committee shall review the Company's financial reporting process, its system of internal controls regarding accounting, legal and regulatory compliance and ethics that management or the Board, as the case may be, have established and the internal and external audit processes of the Company. The Committee will endeavor to maintain effective working relationships with the Board, management, and the internal and external auditors. Each Committee member will maintain an understanding of the requirements of membership which are necessary to meet and fulfill Committee responsibilities.

ORGANIZATION

The Board shall arrange that:

1. The Committee shall be comprised of at least three members of the Board, each of whom must meet the independence criteria set forth in the Company's Corporate Governance Standards for the Board of Directors at all times during his or her tenure on the Committee. A director who meets the independence criteria mandated for Committee members, but who also holds 20% or more of the Company's stock (or who is a general partner, controlling shareholder or officer of any such holder) cannot chair, or be a voting member of, the Committee. No member of the Committee may (a) accept, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, any consulting, advisory or other compensatory fee from the Company or (b) be an affiliated person(1) of the Company or any of its subsidiaries.

2. All members of the Committee should possess, at a minimum, basic financial literacy, as such qualification is interpreted by the Board, or acquire such literacy within a reasonable period of time from joining the Committee. At the present time, the Board interprets "financial literacy" to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business.

3. The Chair shall be available, capable, qualified and competent in dealing with financial and related issues and shall have accounting or related financial management expertise. At least one member of the Committee shall be a financial expert who shall have, through education and experience as a public accountant or auditor or a principal

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(1)      To be defined by the Securities and Exchange Commission; however, compliance with the independence requirements of the New York Stock Exchange should satisfy this requirement.

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         financial officer, comptroller or principal accounting officer (or other position involving the performance of similar functions) of a public reporting company:

         - an understanding of generally accepted accounting principles and financial statements;

         - experience in (i) the preparation of or auditing of financial statement of a generally comparable public reporting company and (ii) the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

         -        experience with internal accounting controls;

         -        an understanding of the audit committee function; and

         - such other experience as may be required to meet any additional requirements promulgated by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

4. No director shall be appointed to the Committee who is currently serving on the audit committees of three or more other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Committee and such determination is disclosed in the Company's annual proxy statement.

5. The members of the Committee shall be designated by the Board at the annual meeting of the Board to serve until the next annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is designated by the Board, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

6. Committee meetings shall be held not less than quarterly, usually in conjunction with the Company's regular quarterly Board meetings. The Committee may choose to meet more frequently, if needed.

ROLES AND RESPONSIBILITIES

The Committee's responsibility is oversight, and it and the Board recognize that the Company's management is responsible for preparing the Company's financial statements. Additionally, the Committee recognizes that financial management, the internal audit staff, and the external auditors, have more knowledge and more detailed information about the Company than do the members of the Committee. Consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification of the financial statements prepared by management or the audit work performed by the internal or external auditors.

In this regard, the following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under any particular set of circumstances.

FINANCIAL REPORTING

The Committee shall:

1. Review with management and the external auditors any financial statement issues and the results of the audit.


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2.       Review management's disposition of proposed significant audit adjustments as identified by the external auditors.

3. Inquire into the fairness of the statements and disclosures by requesting explanations from management and from the internal and external auditors on whether:

         - Generally accepted accounting principles have been consistently applied.

         -        There are any significant or unusual events or transactions.

         - The Company's financial and operating controls are functioning effectively.

         - The Company's financial statements contain adequate and appropriate disclosures.

4. Review with the external auditors their views as to the quality of the Company's accounting principles and financial reporting practices.

5. Review and discuss with management and the external auditors the Company's annual audited financial statements and recommend to the Board the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K.

6. Prior to the Company's filing of each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, review and discuss with management and the external auditors the content of such filing, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and review any exceptions to the certifications required of the Chief Executive Officer and Chief Financial Officer in connection with such filings. The Committee shall also discuss with the external auditors the matters required to be brought to the Committee's attention by Statement on Auditing Standards No. 61, as well as other matters that should be communicated to the Committee by the external auditors.

7. Discuss with management, prior to their dissemination, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that, if it is not otherwise practicable for the entire Committee to review revisions to earnings guidance, such review may be performed by the Chairman of the Committee.

INTERNAL CONTROL

The Committee shall:

1. Review with management, as well as internal and external auditors, the Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

2. Require that the internal and external auditors and management keep the Committee informed about any significant fraud, illegal acts, or deficiencies in internal control, and similar significant matters.

3. Create an opportunity that significant findings and recommendations made by the internal and external auditors can be received and discussed on a timely basis.

4. Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.


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5.       Inquire as to the extent to which internal and external auditors review computer systems and applications and the security of such systems and applications.

INTERNAL AUDIT

1. The Committee shall review as often as it deems necessary but at least annually:

         - The annual audit plan, activities and organizational structure of the internal audit function.

         - The qualifications of the internal audit function and, when necessary, participate in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

         -        The effectiveness of the internal audit function.

2. The Committee shall also review periodically as it deems appropriate the reports prepared by the internal audit staff and management's responses to such reports.

EXTERNAL AUDIT

1.      The Committee shall review:

         -        The external auditors' proposed audit scope and approach.

         -        The performance of the external auditors.

2. The Committee shall have the direct responsibility for and the sole authority to engage, compensate, oversee and terminate the Company's external auditors (subject, where applicable, to shareholder ratification), including the resolution of any disagreements between management and the Company's external auditors regarding financial reporting. The Company shall provide appropriate funding (as determined by the Committee) for payment of compensation to the Company's external auditors.

3. The Committee must approve in advance any non-audit services performed by the Company's external auditors, including tax services. Notwithstanding the foregoing, the Company's external auditors may not provide the following services to the Company: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, or investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the applicable federal oversight regulatory authority determines, by regulation, is impermissible. Any non-audit service approved by the Committee and performed by the Company's external auditors must be disclosed to investors in the Company's reports on Form 10-K and Form 10-Q.

4. The lead (or coordinating) audit partner and the audit review partner associated with the Company's external auditors must be changed at least every five years.

5. The Committee cannot engage external auditors to perform audit services for the Company if the Company's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any person in an equivalent position was employed by such external auditors within one year preceding the initiation of the audit.


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6.      The Committee shall, at least annually, use its best efforts to obtain and review a report from the external auditors addressing: (a) the auditors internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors; (c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors and any steps taken to deal with such issues; and (d) the independence of the external auditors, including a discussion of any relationships or services that may impact their objectivity and independence.

OTHER RESPONSIBILITIES

The Committee shall:

1. Meet at least quarterly, with the external auditors, Director of Internal Audit, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

2. Update the Board about Committee activities and make appropriate recommendations, as often as the Board deems appropriate.

3. Annually review and assess the continuing adequacy of this Charter and the performance of the members of the Committee and, if appropriate, recommend changes for the approval of the Board.

4. Prepare a report to shareholders to be included in the Company's proxy statements as required by the Securities and Exchange Commission.

5. Perform any other activities consistent with this Charter, the Company's Code of By-laws and governing law, as the Committee or the Board deems necessary, appropriate or desirable.

6. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors without the necessity for prior authorization by the Board.

7. Establish policies for the hiring by the Company of present or former employees of the Company's external auditors.

ETHICAL, LEGAL AND REGULATORY COMPLIANCE

The Committee shall:

1. Review and assess at least annually the Company's Code of Business Conduct and Ethics (the "Policy Statement"), recommend changes in the Policy Statement as conditions warrant and confirm that management has established a system to monitor compliance with the Policy Statement by officers and relevant employees of the Company.

2. Review management's monitoring of the Company's compliance with the Policy Statement, and confirm that management has a review system in place to maximize the likelihood that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal requirements.

3. Review, with the Company's counsel, legal and regulatory compliance matters including corporate securities trading policies.


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4.       Review, with the Company's counsel, any legal or regulatory matter that could have a significant impact on the Company's financial statements.

5. The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

OPERATIONS

The Committee shall conduct its operations in accordance with the procedures set forth in Article 4 of the Company's Code of By-Laws applicable to the operations of the Board, except to the extent that such procedures are modified on superseded by the terms of this Charter. The Committee shall have the authority to adopt such additional procedures for the conduct of its business as are not inconsistent with those referred to in the preceding sentence. Except as otherwise expressly provided herein, the Committee shall have no authority to delegate its responsibilities to any subcommittee.

GENERAL LIMITATIONS

The Board recognizes that the members of the Committee will discharge the foregoing oversight responsibilities by evaluating (a) reports given to them,
(b) presentations made to the them and (c) other significant financial reporting decisions which are reported to them by management, internal auditors and external auditors. Within the bounds of sound business judgment and assessment, and to the extent permitted by the Indiana Business Corporation Law, each member of the Committee shall be entitled to rely on the integrity of the individuals and organizations from whom they receive such information. In discharging his or her duties as a member of the Committee, each member is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that is prepared and presented by either (i) one or more officers or employees of the Company who the member reasonably believes to be reliable and competent in the matters presented or (ii) legal counsel, external independent auditors or other persons as to the matters the member reasonably believes are within the person's professional or expert competence. The Committee may also retain independent counsel, accountants or others, as it deems appropriate. Furthermore, in fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not hold themselves out to be, accountants or auditors by profession or experts in the fields of accounting or auditing.


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